Exhibit 99.01

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

NUZEE Co., Ltd. (“a development stage company”):

We have audited the accompanying balance sheet of Nuzee Co., Ltd. (the “Company”) as of September 30, 2012, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from inception, November 9, 2011 to September 30, 2012.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to the above present fairly, in all material respects, the financial position of Nuzee Co., Ltd. as of September 30, 2012, and the results of its operations and cash flows from inception November 9, 2011 to September 30, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a loss from operations and an accumulated deficit of $285,058 at September 30, 2012. Management’s plans regarding these matters, which are further described in Note 2, are to use its available borrowing capacity through its short-term credit facilities provided by related parties, raise additional debt or equity capital, and continue to progress towards commercial viability of its products. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

San Diego, California

April 10, 2013

NUZEE Co., Ltd.

(A Development Stage Company)

BALANCE SHEET

September 30, 2012
ASSETS
Current Assets
Cash	$165,484
Inventories, net	73,241
Prepaid expenses and deposits	14,938
Total current assets	253,663

Equipment, net	2,475
Intellectual property	42,818

Total Assets	$298,956

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$79,886
Other Liabilities, including advanced from shareholder	156,721
Total Current Liabilities	236,607

Stockholders' Equity Common Stock; no par value 50,000,000 shares authorized, 30,400,000 shares issued and outstanding

Additional paid in capital	347,407
Accumulated deficit	(285,058)
Total Stockholders' Equity	62,349

Total Liabilities and Stockholders' Equity	$298,956

The accompanying notes are an integral part of these financial statements. F-2

NUZEE Co., Ltd.

 (A Development Stage Company)

STATEMENTS OF OPERATIONS

For the period from November 9, 2011 (Inception) to September 30, 2012

Revenues	$-
Cost of revenues	89,552
Gross loss	(89,552)
Operating expenses	195,506
Loss from operations	(285,058)

Other Income	-

Net loss	$(285,058)

The accompanying notes are an integral part of these financial statements. F-3

NUZEE Co., Ltd.

 (A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the period from November 7, 2011 (Inception) to September 30, 2012

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Balance, November 9, 2011	-	-	$ -	$ -	$ -

Common Stock issued	30,400,000	-	347,407	-	347,407

Net Loss	-	-	-	(285,058)	(285,058)

Balance, September 30, 2012	30,400,000	-	$ 347,407	$ (285,058)	$ 62,349

The accompanying notes are an integral part of these financial statements. F-4

NUZEE Co., Ltd.

 (A Development Stage Company)

STATEMENTS OF CASH FLOWS

For the period from November 9, 2011 (Inception) to September 30, 2012

Operating Activities:
Net loss	$(285,058)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	124
Provision for obsolete inventory	80,422
Changes in operating assets and liabilities:
Inventories	(153,664)
Prepaid expenses and deposits	(14,937)
Accounts payable & other	86,897

Net cash used in operating activities	(286,216)

Investing Activities:
Purchase of equipment	(2,599)
Net cash used by investing activities	(2,599)

Financing Activities:
Advances from Stockholder, net	149,710
Proceeds from issuance of common stock	304,589
Net cash provided by financing activities	454,299

Net change in cash	165,484
Cash, beginning of period	-
Cash, end of period	$165,484

Supplemental disclosure of cash flow information:
Cash paid for interest	-
Cash Paid for taxes	-

Non-Cash Investing and Financing Activities:
The Company issued $42,818 in common stock in exchange for acquisition of intellectual property rights.

The accompanying notes are an integral part of these financial statements. F-5

NUZEE Co., Ltd.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

September 30, 2012

1. ORGANIZATION

Nuzee Co., Ltd.(“Company”) was incorporated on November 9, 2011 in California, and is registered to do business in California.   The Company is affiliated with international businesses that distribute the same products in Asia.  The Company is a start-up organization which intends to market and distribute primarily energy products. Additionally, while the Company primarily intends to purchase its proprietary products and resell, the Company may also engage in contract manufacturing, where the Company purchases raw materials, and retains a contract converter to process the raw materials into finished products for resale.

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and include all the notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for fair presentation of the financial statements have been included.

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company is classified as a development stage enterprise under GAAP and has not generated any revenues from its principal operations as of September 30, 2012.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. Accordingly, the Company is considered to be in the development stage as defined in GAAP.  The Company has not generated  revenues from its principal operations, and there is no assurance of future revenues. As of September 30, 2012, the Company had an accumulated deficit from inception of $285,058.

The Company’s activities will necessitate significant uses of working capital beyond 2012. Additionally, the Company’s capital requirements will depend on many factors, including the success of the Company’s continued marketing efforts and the status of competitive products. The Company plans to continue financing its operations with cash received from financing activities, more specifically from equity contributions.

While the Company strongly believes that its capital resources will be sufficient in the near term, there is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company.

Use of Estimates

In preparing these financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company’s financial instruments include cash, accounts payable, and accrued liabilities. The estimated fair value of these instruments approximates its carrying amount due to the short maturity of these instruments.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of September 30, 2012.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its cash with high quality banking institutions. From time to time, the Company may maintain cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from planned operations. The Company will recognize revenue only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the products are delivered and collectability of the resulting receivable is reasonably assured. The Company has not recorded any sales transactions since inception.

Inventory

Inventory, consisting principally of products held for resale, is stated at the lower of cost, using the weighted average cost method or net realizable value.   The Company review inventory levels at least annual and records a valuation allowance when appropriate.  At September 30, 2012 the Company concluded there was an impairment to the carrying value of the inventory of $80,422, the amount reflected on the balance sheet is net of this adjustment.

Equipment, net

Equipment is stated at cost. The Company depreciates equipment on a straight line basis.  Office Equipment is depreciated over a 3 year life, vehicles over a 5 year life, and other assets over a 10 year life.  Depreciation expense for the year ended September 30, 2012 was $124.  Repair and Maintenance costs are expensed as incurred.

Samples

The Company distributes samples of its products as a component of its marketing program.  Costs for samples are expensed at the time the samples are shipped.

Long-Lived Assets

In accordance with ASC 350-30 (formerly SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets), the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their then carrying values may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of long-lived assets. The Company acquired intellectual property during September 2012, the first test of impairment will be made prior to September 30, 2013.

Income Taxes

As a result of the implementation of certain provisions of ASC 740, Income Taxes, (formerly FIN 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109), (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.

In 2012, the Company adopted Accounting for Uncertain Income Taxes under the provisions of ASC 740. ASC 740 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company did not recognize any additional liability for unrecognized tax benefits as a result of the adoption of ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Our tax provision determined using an estimate of our annual effective tax rate using enacted tax rates expected to apply to taxable income in the years in which they are earned, adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter we update our estimate of the annual effective tax rate, and if our estimated tax rate changes, we make a cumulative adjustment.

Recent Accounting Pronouncements

Effective January 2012, the Company adopted ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (ASU 2011-04). ASU 2011-04 represents the converged guidance of the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) on fair value measurement. A variety of measures are included in the update intended to either clarify existing fair value measurement requirements, change particular principles requirements for measuring fair value or for disclosing information about fair value measurements. For many of the requirements, the FASB does not intend to change the application of existing requirements under Accounting Standards Codification (ASC) Topic 820, Fair Value Measurements. ASU 2011-04 was effective for interim and annual periods beginning after December 15, 2011. The adoption of this update did not have a material impact on the financial statements.

Effective January 2012, the Company adopted ASU No. 2011-05, Presentation of Comprehensive Income (ASU 2011-05). ASU 2011-05 is intended to increase the prominence of items reported in other comprehensive income and to facilitate convergence of accounting guidance in this area with that of the IASB. The amendments require that all nonowner changes in shareholders’ equity be presented in a single continuous statement of comprehensive income or in two separate but consecutive statements. In December 2011, the FASB issued ASU No. 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 (ASU 2011-12). ASU 2011-12 defers the provisions of ASU 2011-05 that require the presentation of reclassification adjustments on the face of both the statement of income and statement of other comprehensive income. Amendments under ASU 2011-05 that were not deferred under ASU 2011-12 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2011. The adoption of this update did not have a material impact on the financial statements.

In December 2011, the FASB issued ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities (ASU 2011-11). The amendments in ASU 2011-11 require the disclosure of information on offsetting and related arrangements for financial and derivative instruments to enable users of its financial statements to understand the effect of those arrangements on its financial position. Amendments under ASU 2011-11 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after January 1, 2013. The Company is evaluating the effect, if any, adoption of ASU 2011-11 will have on its financial statements.

In February 2013, the FASB issued ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive (ASU 2013-02). This guidance is the culmination of the FASB’s deliberation on reporting reclassification adjustments from accumulated other comprehensive income (AOCI). The amendments in ASU

2013-02 do not change the current requirements for reporting net income or other comprehensive income. However, the amendments require disclosure of amounts reclassified out of AOCI in its entirety, by component, on the face of the statement of operations or in the notes thereto. Amounts that are not required to be reclassified in their entirety to net income must be crossreferenced to other disclosures that provide additional detail. This standard is effective prospectively for annual and interim reporting periods beginning after December 15, 2012. The Company is evaluating the effect, if any, the adoption of ASU 2013-02 will have on its consolidated financial statements.

3. EQUIPMENT – NET

Equipment consists of the following as of September 30, 2012:

September 30,
2012
Office equipment	$2,599
Less accumulated depreciation	124
Equipment – net	$2,475

Office Equipment is stated at cost and depreciated on a straight-line basis over an estimated useful life of 3 years.

4. COMMON STOCK

On September 7, 2012, the Company issued 1,520,000 shares of common stock to each of three subscribers for cash pursuant to a stock purchase agreement.  The shares were issued at the value of $.0001 per share for total proceeds of $456

Also, on September 7, 2012 the Company issued 1,216,000 shares of common stock to a subscriber for cash pursuant to a stock purchase agreement.  The shares were issued at the value of $.0001 per share for total proceeds of $122.

On September 17, 2012 the Company entered into a stock purchase agreement to issue 3,040,000 shares of common stock at the estimated fair market value of $.014085 per share in exchange for an assignment of certain intellectual property rights to one of the Company’s principal product offerings.  These shares were valued at $42,818.

Also, on September 17, 2012 the Company issued 21,584,000 shares of common stock to a subscriber for cash pursuant to a stock purchase agreement.  The shares were issued at the value of $.014085 per share for total proceeds of $304,011.

5. RELATED PARTY TRANSACTIONS

The Company purchased $10,454 of skin care products, for resale, from an entity controlled by the Company’s majority shareholder.  Those items are included in inventory at September 30, 2012.  The Company has received advances, from its majority shareholder totaling, $150,014, due on demand, which are included with other liabilities on the Balance Sheet.

6. SUBSEQUENT EVENTS

During December 2012, the Company issued 3,333,333 shares of common stock to its majority shareholder pursuant to a stock purchase agreement for cash and in exchange for the amount due to the shareholder.  The shares were issued at the estimated fair market value of $.12 per share for a total valuation of $400,000.

In April 2013, the Company entered into an agreement in principal to be acquired in a stock exchange transaction that is expected to be accounted for as a reverse merger or recapitalization transaction.